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                                   EXHIBIT 21
                          COMPAQ COMPUTER CORPORATION
                                  SUBSIDIARIES
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                                                                 JURISDICTION
                                                                      OF
                       NAME                                      INCORPORATION
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
Bit Jugglers, Inc.                                               California
Compaq Asia Pte. Ltd.                                            Singapore
Compaq Canada Incorporated/Incorporee                            Canada
Compaq Capital Corporation                                       Delaware
Compaq Cayman Islands, Ltd.                                      Cayman Islands, BWI
Compaq Computer (Malaysia) Sdn. Bhd.                             Malaysia
Compaq Computer (Proprietary) Limited                            South Africia
Compaq Computer (Thailand) Ltd.                                  Thailiand
Compaq Computer A/S                                              Denmark
Compaq Computer AB                                               Sweden
Compaq Computer AE                                               Greece
Compaq Computer AG                                               Switzerland
Compaq Computer Asia Pte. Ltd.                                   Singapore
Compaq Computer Asia/Pacific Pte. Ltd.                           Singapore
Compaq Computer Australia Pty. Limited                           Australia
Compaq Computer B.V.                                             Netherlands
Compaq Computer Brasil - Industria e Comercio LTDA               Brazil
Compaq Computer Comercializadora, S.A. de C.V.                   Mexico
Compaq Computer de Argentina S.A.                                Argentina
Compaq Computer de Colombia S.A.                                 Colombia
Compaq Computer de Mexico, S.A. de C.V.                          Mexico
Compaq Computer de Venezuela, S.A.                               Venezuela
COMPAQ Computer EMEA GmbH                                        Germany
Compaq Computer FZE                                              United Arab Emirates
Compaq Computer Gesmbh                                           Austria
Compaq Computer GmbH                                             Germany
Compaq Computer Group Limited                                    United Kingdom
Compaq Computer Hong Kong Limited                                Hong Kong
Compaq Computer International Corporation                        Delaware
Compaq Computer Trading Limited Liability Company                Hungry
Compaq Computer Korea Limited                                    Korea
Compaq Computer Limited                                          United Kingdom
Compaq Computer Manufacturing Limited                            United Kingdom
Compaq Computer N.V./S.A.                                        Belgium
Compaq Computer New Zealand Limited                              New Zealand
Compaq Computer Norway AS                                        Norway
Compaq Computer OY                                               Finland
Compaq Computer Portugal, Lda.                                   Portugal
Compaq Computer S.A.R.L.                                         France
Compaq Computer S.p.A.                                           Italy
Compaq Computer Taiwan Limited                                   Republic of China
Compaq Computer Technologies (China) Co. Ltd.                    China
Compaq Computer, S.A.                                            Spain
Compaq Computer, Sp.zo.o.                                        Poland
Compaq Computer, spol. s.r.o.                                    Czech Republic
Compaq FSC (Barbados) Inc.                                       Barbados
Compaq Holdings B.V.                                             Netherlands
Compaq Holdings Pte. Ltd.                                        Singapore
Compaq Houston Investment Corporation                            Delaware
Compaq Industrial, Comercial, Importadora E Exportadora Ltda.    Brazil
Compaq International Corporation                                 Texas
Compaq International Procurement Corporation                     Delaware
Compaq Kabushiki Kaisha                                          Japan
Compaq Latin America Corporation                                 Delaware
Compaq Project, Inc.                                             Delaware
Compaq Technologies (Australia) Propietary Limited               Australia
Compaq Telecommunications Corporation/Inactive                   Texas
Compaq Ventures Corporation                                      Delaware
Compaq Ventures, Pte. Ltd.                                       Singapore
Compaq-Austin, Inc.                                              Texas
Compaq-Dallas, Inc.                                              Delaware
CPQ Holdings, Inc.                                               Delaware
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